UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 30, 2011

ALPHA NATURAL RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32331	42-1638663
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

One Alpha Place, P.O. Box 2345,
Abingdon, VA 24212
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (276) 619-4410

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Background

As previously disclosed, on June 1, 2011, Alpha Natural Resources, Inc., a Delaware corporation (“Alpha”), completed its acquisition of Massey Energy Company.

Alpha is today filing additional financial information related to this transaction as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired

Alpha is filing with this Current Report on Form 8-K Massey Energy Company’s unaudited consolidated statements of income for the three months ended March 31, 2011 and 2010, consolidated balance sheets as of March 31, 2011 and December 31, 2010, and consolidated statements of cash flows for the three months ended March 31, 2011 and 2010 and related notes thereto.

(d)	Exhibits

Exhibit No.	Description
99.1
Massey Energy Company’s unaudited consolidated statements of income for the three months ended March 31, 2011 and 2010, consolidated balance sheets as of March 31, 2011 and December 31, 2010, and consolidated statements of cash flows for the three months ended March 31, 2011 and 2010 and related notes thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpha Natural Resources, Inc.

June 30, 2011	By:	/s/ Vaughn R. Groves
Name: Vaughn R. Groves
Title: Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
99.1
Massey Energy Company’s unaudited consolidated statements of income for the three months ended March 31, 2011 and 2010, consolidated balance sheets as of March 31, 2011 and December 31, 2010, and consolidated statements of cash flows for the three months ended March 31, 2011 and 2010 and related notes thereto.